Exhibit 99.1

FOR IMMEDIATE RELEASE

SRS Labs Reports Second Quarter 2009 Results

Santa Ana, Calif., August 6, 2009 - SRS Labs, Inc. (NASDAQ: SRSL), the industry leader in surround sound, audio and voice technologies, reported financial results for the second quarter ended June 30, 2009.

Revenues in the second quarter 2009 totaled $5.1 million, an increase of 21% from $4.2 million in the same period a year ago. The improvement was primarily due to increased revenues in the home entertainment, personal telecommunications and personal computer markets.

Operating expenses in the quarter totaled $5.3 million, an increase of 8% from $4.9 million in the same quarter a year ago. The increase was primarily attributable to the continued investment in additional sales, marketing and engineering personnel, increased sales activities, as well as brand building initiatives to broaden SRS product recognition with consumers.

For the second quarter of 2009, operating loss totaled $281,000, an improvement from an operating loss of $727,000 in the second quarter of 2008, attributable to the significant increase in revenue.  For the second quarter of 2009, net loss totaled $198,000 or $(0.01) per basic and diluted share, an improvement from a net loss of $408,500 or $(0.03) per basic and diluted share in the second quarter of 2008.

Quarter-end cash and cash equivalents and short-term investments totaled $39.4 million as of June 30, 2009, as compared to $39.1 million at the end of the prior quarter.

“This quarter represents the highest second quarter revenue in our company history,” said Thomas C.K. Yuen, SRS Lab’s chairman and CEO. “In fact, Q2 revenue exceeded every quarter in 2008 despite the seasonality that typically makes the second quarter of our business the low watermark for the year. The quarter’s bottom line improved significantly over the year ago quarter, which also reflects our continued investment in resources critical to penetrate key high growth target markets, and thereby diversifying our customer base and furthering our transition from a technology licensing company into a complete audio solutions provider.

“As media-enabled devices continue to get smaller, thinner, lighter and increasingly adopted by consumers worldwide, SRS Labs is well positioned to accommodate this trend to provide critical solutions for enhancing the quality of the consumer audio experience. This positioning and our anticipated continued growth in major accounts and broader market penetration, enables us to reconfirm our previously stated expectations for 25% revenue growth in 2009.”

Conference Call

SRS Labs will hold a conference call later today (August 6, 2009) to discuss these second quarter 2009 financial results. Chairman and CEO Thomas C.K. Yuen, CFO Ulrich Gottschling, and VP of Global Sales Jeff Klaas will host the call starting at 5:00 p.m. Eastern time. A question and answer session will follow management’s presentation.

Dial-In Number: 1-866-835-8845

Conference ID#: 1380225

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization and instruct you to wait until the call begins. If you have any difficulty connecting with the conference call, please contact the Liolios Group at 949-574-3860.

Investors may also listen to the conference call live online via a link available on the SRS Labs investor relations home page at www.srslabs.com.

The website will host a replay of the call available after 8:00 p.m. Eastern time. Investors may also listen to the replay by dialing 1-866-837-8032 and entering conference ID#: 1380225, available until August 20, 2009.

About SRS Labs, Inc.

Founded in 1993, SRS Labs is the industry leader in audio signal processing for consumer electronics. Beginning with the audio technologies originally developed at Hughes Aircraft, SRS Labs holds over 150 worldwide patents and is recognized by the industry as the foremost authority in research and application of human auditory principles. Through partnerships with leading global CE companies, semiconductor manufacturers and software partners, SRS audio, surround sound and voice processing technologies have been included in over one billion electronic products sold worldwide including HDTVs, mobile phones, portable media devices, PCs and automotive entertainment. In fact, SRS Labs is the de facto standard of HDTV audio processing with nine of the top ten name brand flat panel TVs featuring SRS technology. Additionally, SRS Labs surround sound solutions provide the professional broadcast and recording industries with high-performance production, back-haul, storage, and transmission capability. SRS Labs supports manufacturers worldwide with offices in the U.S., China, Europe, Japan, Korea and Taiwan. For more information, visit www.srslabs.com.

Safe Harbor Statement

This press release includes forward-looking statements that are based on our current expectations, estimates and projections about SRS Labs, Inc., management’s beliefs and certain assumptions made by us, and events beyond our control, all of which are subject to change. Such forward-looking statements include, but are not limited to, statements relating to our future growth opportunities, competitive position, expansion and investment plans, and operating results and profitability. Forward-looking statements can often be identified by words such as “expects,” “anticipates,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “likely,” “potential,” “continue,” similar expressions, and variations or negatives of these words. These forward-looking statements are not guarantees of future results or the commitments made by us herein, and they are subject to risks, uncertainties and assumptions that could cause actual results to differ materially and adversely from those expressed in any forward-looking statement. The risks and uncertainties referred to above include, but are not limited to, the loss of any significant customer; the acceptance of new SRS Labs products and technologies; our ability to increase our brand awareness and enter into new or expanded license arrangements; the impact of competitive products and pricing; general economic and business conditions that may adversely impact sales of consumer products incorporating our technologies or that otherwise may impact our operating results and future performance; the timely development and release of technologies by the Company; and such other factors described in our filings with the Securities and Exchange Commission. The forward-looking statements in this press release speak only as of the date they are made. We do not undertake any obligation to revise or update publicly any forward-looking statement for any reason.

Company Contacts:

Ulrich Gottschling

Chief Financial Officer

SRS Labs, Inc.

Tel 949-442-5596

ir@srslabs.com

Matt Glover

Investor Relations

Liolios Group, Inc.

Tel 949-574-3860

info@liolios.com

SRS LABS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30, 2009	December 31, 2008
	(unaudited)
ASSETS
Current Assets
Cash and cash equivalents	$26,847,944	$31,599,087
Accounts receivable, net	382,950	332,711
Prepaid expenses and other current assets	933,718	864,095
Short-term investments	12,505,000	7,836,000
Total Current Assets	40,669,612	40,631,893

Property and equipment, net	424,513	423,921
Intangible assets, net	2,443,711	2,354,725
Deferred income taxes, net	4,489,752	3,471,421
Total Assets	$48,027,588	$46,881,960

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts payable	$500,874	$314,382
Accrued liabilities	998,345	996,268
Deferred revenue	1,484,031	1,802,024
Total Current Liabilities	2,983,250	3,112,674

Commitments and Contingencies

Stockholders’ Equity
Preferred stock—$.001 par value; 2,000,000 shares authorized; no shares issued or outstanding	—	—
Common stock—$.001 par value; 56,000,000 shares authorized; 14,458,990 and 14,419,418 shares issued and outstanding at June 30, 2009 and December 31, 2008, respectively	14,460	14,420
Additional paid-in capital	63,726,537	62,639,075
Accumulated deficit	(18,696,659)	(18,884,209)
Total Stockholders’ Equity	45,044,338	43,769,286
Total Liabilities and Stockholders’ Equity	$48,027,588	$46,881,960

SRS LABS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008

Revenues	$5,055,528	$4,178,144	$10,759,538	$9,119,132
Cost of sales	62,201	40,370	134,173	66,319

Gross profit	4,993,327	4,137,774	10,625,365	9,052,813

Operating expenses:
Sales and marketing (1)	2,711,351	2,483,915	5,450,491	4,627,537
Research and development (1)	1,189,517	852,771	2,364,183	1,779,533
General and administrative (1)	1,373,757	1,527,597	2,805,884	2,965,955
Total operating expenses	5,274,625	4,864,283	10,620,558	9,373,025

Operating (loss) income	(281,298)	(726,509)	4,807	(320,212)
Other income, net	92,185	333,363	196,818	783,324
(Loss) income before income taxes	(189,113)	(393,146)	201,625	463,112
Income taxes	9,139	15,326	14,075	13,232
Net (loss) income	$(198,252)	$(408,472)	$187,550	$449,880

Net (loss) income per common share:
Basic	$(0.01)	$(0.03)	$0.01	$0.03
Diluted	$(0.01)	$(0.03)	$0.01	$0.03

Weighted average shares used in the per share calculations:
Basic	14,429,972	15,777,795	14,424,724	15,777,991
Diluted	14,429,972	15,777,795	14,685,986	16,280,923

(1)   Includes share-based compensation as follows:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008

Sales and marketing	$131,101	$127,962	$246,917	$269,856
Research and development	111,096	85,324	218,819	208,950
General and administrative	238,766	200,812	481,627	438,436
Total share-based compensation	$480,963	$414,098	$947,363	$917,242